  As filed with the Securities and Exchange Commission on July 18, 2000
                                              Registration No. 333- _______


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                                 FORM S-3
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ALLEGHENY ENERGY, INC.
          (Exact name of Registrant as specified in its charter)

        Maryland                13-5531602
    (State or other          (I.R.S. Employer
    jurisdiction of        Identification No.)
    incorporation or
     organization)
                          10435 Downsville Pike
                        Hagerstown, MD 21740-1766
                              (301) 790-3400
       (Address, including zip code and telephone number, including area code, of Registrant=s principal executive offices)
                        Thomas K. Henderson, Esq.
                              Vice President
                          Allegheny Energy, Inc.
                          10435 Downsville Pike
                        Hagerstown, MD  21740-1766
                              (301) 790-3400
   (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                Copies to:
 Robert E. Buckholz, Jr., Esq.                Raymond W. Wagner, Esq.
      Sullivan & Cromwell                    Simpson Thacher & Bartlett
       125 Broad Street                         425 Lexington Avenue
New York, New York  10004-2498             New York, New York  10017-3954
        (212) 558-4000                             (212) 455-2000

     Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [Box]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [Checked Box]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [Box]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [Box]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [Box]

                     CALCULATION OF REGISTRATION FEE

 Title of Each Class of   Amount to    Proposed     Proposed    Amount of
    Securities to be          be        Maximum     Maximum    Registration
       Registered        Registered    Offering    Aggregate        Fee
                              (1)        Price      Offering
                                          Per     Price(2)(3)
                                       Unit(2)(3)

Unsecured Debt           $300,000,00     100%     $300,000,000   $79,200
  Securities
(1) Or, if any debt securities (a) are denominated or payable in a foreign or composite currency or currencies, such principal amount as shall result in an aggregate initial offering price equivalent to $300,000,000 at the time of the initial offering, (b) are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $300,000,000, or (c) are issued with their principal amount payable at maturity to be determined with reference to a currency exchange rate or other index, such principal amount as shall result in an aggregate initial offering price of $300,000,000.
(2) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.
(3) Excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                SUBJECT TO COMPLETION, DATED JULY 18, 2000

                               $300,000,000

                          Allegheny Energy, Inc.


                        Unsecured Debt Securities



  We may offer from time to time up to $300,000,000 of our debt securities. These securities will be unsecured debt securities. When we offer these securities, we will provide you with a prospectus supplement describing the terms of the specific issue, including the offering price.

  You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.



  Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



  We may sell these securities to underwriters, through agents or directly to other purchasers. The prospectus supplement will include the names of any underwriters or agents.

ABOUT THIS PROSPECTUS

  This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the unsecured debt securities we may offer. In this prospectus, we refer to the unsecured debt securities as "Securities".

  Each time we sell Securities, we will provide a "prospectus supplement" that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described in the section entitled "Where You Can Find More Information" on page 12.

  For more detail, you should read the exhibits, financial statements, notes and schedules filed or incorporated by reference with our registration statement.

ABOUT ALLEGHENY ENERGY, INC.

  Allegheny Energy, Inc., incorporated in Maryland in 1925, is a diversified utility holding company. We derive substantially all of our income from the operations of our subsidiaries:

  -Monongahela Power Company, The Potomac Edison Company and West Penn Power Company, which are regulated utility operating companies,

  -Allegheny Energy Supply Company, LLC, which is an unregulated generating company, and


  -Allegheny Ventures, Inc. which develops and operates telecommunications businesses and energy-related businesses.

    Our executive offices are located at 10435 Downsville Pike, Hagerstown, MD 21740-1766, and our telephone number is (301) 790-3400.


USE OF PROCEEDS

  Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of the Securities for general corporate purposes, including the repayment or refinancing of debt, acquisitions, making capital contributions to the Company's direct and indirect subsidiaries, acquiring notes or stock of the subsidiaries to finance their construction programs and acquisitions, as well as repurchasing shares of the Company's common stock.

RATIOS OF EARNINGS TO FIXED CHARGES

  Our consolidated ratios of earnings to fixed charges for each of the fiscal years ended December 31, 1995 through 1999 are as follows:

     Years Ended December 31

     1995    1996   1997   1998   1999

     3.12    2.82   3.35   3.29   3.32

  Our consolidated ratio of earnings to fixed charges for the three months ended March 31, 2000 was 3.57.

  For purposes of computing these ratios, earnings consist of income before income taxes plus fxed charges plus amortization of capitalized interest less capitalized interest. Fixed charges consist of: (a) interest expenses and amortization of debt expenses as reported in our consolidated financial statements; and (b) the portion of net rental expense which is deemed representative of the interest factor inherent in rents.

DESCRIPTION OF SECURITIES WE MAY OFFER

  As required by U.S. federal law for all debt securities of companies that are publicly offered, the Securities issued under this prospectus are governed by an "Indenture". The Indenture governing our unsecured debt securities will be a contract between us and Bank One Trust Company, N.A.

  The Trustee has two main roles:

- First, the Trustee can enforce your rights against us if we default. There are some limitations on the extent to which the Trustee acts on your behalf.



- Second, the Trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

  A copy of the Indenture is filed as an exhibit to the registration statement relating to the Securities.

  The Indenture permits us to issue different series of securities from time to time. We may issue securities in such amounts, at such times and on such terms as we wish. The Securities may differ from one another in their terms.

  Securities may be sold at prices substantially below their face value, and may be denominated in foreign currencies. The prospectus supplement will describe:

- any special United States federal income tax or other considerations, with respect to Securities sold at an original issue discount.

- any special United States federal income tax or other considerations with respect to Securities which are denominated in a currency or currency unit other than United States dollars.

  Unless otherwise indicated in the prospectus supplement, the covenants contained in the Indenture and the Securities will not afford holders of the Securities protection in the event of a sudden decline in credit rating that might, for example, result from a highly leveraged transaction.

  The Indenture does not limit the aggregate amount of Securities that we may issue, nor does it limit the aggregate amount of any particular series.

This Section Is Only a Summary

  The Indenture, any Supplemental Indentures, and your Security contain the full legal text of the matters described in this section. A copy of the Indenture has been filed with the SEC as part of our registration statement. See "Where You Can Find More Information" on page 12 for information on how to obtain a copy of the Indenture.

  This section summarizes the material terms that will apply generally to the Securities. Each particular Security will have financial and other terms specific to it, and the specific terms of each Security will be described in the prospectus supplement. Those terms may vary from the terms described here. As you read this section, therefore, please remember that the specific terms of your Security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The statements we make in this section may not apply to your Security.



                          In the remainder of this
                          description "you" means
                          direct holders and not
                          "Street Name" or other
                          indirect holders of
                          Securities.  Indirect
                          holders should read the
                          subsection on page 9
                          entitled "`Street Name' and
                          Other Indirect Holders".

Form, Exchange and Transfer

  The Securities will be issued:

- only in fully registered form;

- without interest coupons; and

- in denominations that are even multiples of $1,000.  (Section 302)

  You may have your Securities broken into more Securities of smaller denominations or combined into fewer Securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange".

  You may exchange or transfer Securities at the office of the entity performing the role of maintaining the list of registered holders, known as the "Security Registrar", or at the office of any transfer agent that we designate for that purpose. (Section 305)

  You will not be required to pay a service charge to transfer or exchange Securities, but you may be required to pay any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the Security Registrar or transfer agent, as applicable, is satisfied with your proof of ownership.

  If the Securities are redeemable and we redeem less than all of the Securities of a particular series, we may block the transfer or exchange of Securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of Securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Security being partially redeemed. (Section 305)

Payment and Paying Agents

  We will pay interest to you if you are a direct holder listed in the records of the Security Registrar or of the transfer agent, as applicable, at the close of business on a particular day in advance of each due date for interest, even if you no longer own the Security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the "Regular Record Date" and is stated in the prospectus supplement. (Section 307)

  Holders buying and selling Securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the Regular Record Date. The most common manner is to adjust the sales price of the Securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called "accrued interest".

  We will pay interest, principal and any other money due on the Securities at the Trustee's corporate trust office. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.


                           "Street Name" and other
                           indirect holders should
                           consult their banks or
                           brokers for information on
                           how they will receive
                           payments.

  We may also arrange for additional payment offices and may cancel or change these offices, including our use of the Trustee's corporate trust office. These offices are called "Paying Agents". We are required to maintain a Paying Agent in each Place of Payment for the Securities. We must notify you of changes in the Paying Agents for your series of Securities. (Section 1002)

  All interest, principal and any other money due on the Securities that is paid by us to a Paying Agent and remains unclaimed for two years after the date on which the payment was due will be repaid to us. The holder of this Security may then seek payment of the unclaimed amount only from us. (Section 1003)

Mergers and Similar Events

  We are generally permitted to consolidate or merge with another company or firm and to sell substantially all of our assets to another firm or to buy substantially all of the assets of another firm, provided we obtain the necessary regulatory approvals. However, we may not take any of these actions unless the following conditions, among others, are met:

- Where we merge out of existence or sell our assets, the other firm may not be organized under a foreign country's laws (that is, it must be a corporation, partnership, trust or other entity organized under the laws of a State or the District of Columbia or under federal law) and it must agree to be legally responsible for the Securities.

- The merger, sale of assets or other transaction must not cause a default on the Securities, and we must not already be in default (unless the merger or other transaction would cure the default). (Section 801)

Modification and Waiver

  There are three types of changes we can make to the Indenture and the Securities.

  Changes Requiring Your Approval.   First, there are changes that cannot
be made to your Securities without your specific approval. The following is a list of those types of changes:

- change the Stated Maturity of the principal of or interest on any Security

- reduce any amounts due on any Security

- reduce the amount of principal payable upon acceleration of the Maturity of any Security following a default

- change the place or currency of payment on any Security

- impair your right to sue for payment

- reduce the percentage of holders of Securities whose consent is needed to modify or amend the Indenture

- reduce the percentage of holders of Securities whose consent is needed to waive compliance with provisions of the Indenture or to waive defaults

- modify any other aspect of the provisions dealing with modification and waiver of the Indenture (Section 902)

  Changes Requiring a Majority Vote. The second type of change to the Indenture and the Securities is the kind that requires a vote in favor by holders of Securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the Securities. The same vote would be required for us to obtain a waiver of all or part of any covenants described in the prospectus supplement, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the Indenture or the Securities listed in the first category described above under "Changes Requiring Your Approval" unless we obtain your individual consent to the waiver. (Section 513)

  Changes Not Requiring Approval. The third type of change does not require any approval by holders of Securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the Securities. (Section 901)

  Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a
Security:

- For discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the Securities were accelerated to that date because of a default.

- For Securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that Security described in the prospectus supplement.

- For Securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

  Securities will not be considered outstanding, and therefore are not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Securities will also not be eligible to vote if they have been fully defeased as described later on page 7 under "Full Defeasance". (Section 101)

  We generally will be entitled to set any day as a record date for the purpose of determining the holders of outstanding Securities that are entitled to vote or take other action under the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by holders. If we or the Trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding Securities of that series on the record date and must be taken within 180 days following the record date or a shorter period that we may specify (or as the Trustee may specify if it sets the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section
104)

                          "Street Name" and other
                          indirect holders should
                          consult their banks or
                          brokers for information on
                          how approval may be granted
                          or denied if we seek to
                          change the Indenture or the
                          Securities or request a
                          waiver.

Covenants

  The prospectus supplement for your series of Securities may set forth restrictive covenants with respect to your Security.

Defeasance

  The following discussion of full defeasance and covenant defeasance will be applicable to your series of Securities only if we choose to have them apply to that series. If we do so choose, we will inform you of this decision in the prospectus supplement. (Section 1301)

  Full Defeasance. If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the Securities (called "full defeasance") if we put in place the following other arrangements for you to be repaid:

- We must deposit in trust for your benefit and the benefit of all other direct holders of the Securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Securities on their various due dates.

- There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the Securities any differently than if we did not make the deposit and just repaid the Securities ourselves. (Under current federal tax law, the deposit and our legal release from the Securities would be treated as though we took back your Securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the Securities you give back to us.)

- We must deliver to the Trustee a legal opinion of our counsel confirming the tax law change described above. (Sections 1302 and 1304)

- If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the Securities. You could not look to us for repayment in the unlikely event of any shortfall.

  Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the Securities that may be described in the applicable prospectus supplement. This is called "covenant defeasance".
In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the Securities. In order to achieve covenant defeasance, we must do the following:

- We must deposit in trust for your benefit and the benefit of all other direct holders of the Securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Securities on their various due dates.

- We must deliver to the Trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the Securities any differently than if we did not make the deposit and just repaid the Securities ourselves.

  If we accomplish covenant defeasance, the following provisions of the Indenture and the Securities would no longer apply:

- Covenants applicable to the series of Securities and described in the prospectus supplement.

- The Events of Default relating to breach of covenants and acceleration of the maturity of other debt, described below under "Events of Default."

  If we accomplish covenant defeasance, you can still look to us for repayment of the Securities if there is a shortfall in the trust deposit. In fact, if one of the remaining Events of Default occurs (such as our bankruptcy) and the Securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Sections 1303 and
1304)

Events of Default

  You will have special rights if an Event of Default occurs and is not cured, as described later in this subsection.

  What Is An Event of Default? The term "Event of Default" for the Securities means any of the following:

- We do not pay the principal of or any premium on a Security on its due date.

- We do not pay interest on a Security within 30 days of its due date.

- We do not deposit any sinking fund payment on its due date.

- We remain in breach of a covenant of the Indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the Trustee or holders of 10% of the principal amount of Securities of the affected series.

- We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

- Any other Event of Default described in the prospectus supplement occurs. (Section 501)

  Remedies If an Event of Default Occurs. If an Event of Default has occurred and has not been cured, the Trustee or the holders of 25% in principal amount of the Securities of the affected series may declare the entire principal amount of all the Securities of that series to be due and immediately payable. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the Securities of that series will be automatically accelerated, without any action by the Trustee or any holder. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the Securities of the affected series. (Section 502)

  Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the Trustee reasonable protection from expenses and liability (called an "indemnity"). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding Securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. These majority holders may also direct the Trustee in performing any other action under the Indenture. (Section 512)

  Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Securities, the following must occur:

- You must give the Trustee written notice that an Event of Default has occurred and remains uncured.

- The holders of 25% in principal amount of all outstanding Securities of the relevant series must make a written request that the Trustee take action because of the default, and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action.

- The Trustee must have not taken action for 60 days after receiving the notice and offer of indemnity. (Section 507)

  However, you are entitled at any time to bring a lawsuit for the payment of money due on your Security on or after its due date. (Section 508)

                         "Street Name" and other
                         indirect holders should
                         consult their banks or
                         brokers for information on
                         how to give notice or
                         direction to or make a
                         request of the Trustee and
                         to make or cancel a
                         declaration of acceleration.

  We will furnish to the Trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the Indenture and the Securities, or else specifying any default. (Section 1004)

Legal Ownership

"Street Name" and Other Indirect Holders

  Investors who hold Securities in accounts at banks or brokers will generally not be recognized by us as legal holders of Securities. This is called holding in "Street Name". Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the Securities, either because they agree to do so in their customer agreements or because they are legally required to forfeit these securities payments. If your new Securities are in "Street Name," you should check with your own institution to find out:

- How it handles securities payments and notices.

- Whether it imposes fees or charges.

- How it would handle voting if ever required.

- Whether and how you can instruct it to send you Securities registered in your own name so you can be a direct holder as described below.

- How it would pursue rights under the Securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

  Our obligations, as well as the obligations of the Trustee and those of any third parties employed by us or the Trustee, run only to Persons who are registered as holders of Securities. As noted above, we do not have obligations to you if you hold in "Street Name" or other indirect means, either because you choose to hold Securities in that manner or because the Securities are issued in the form of Global Securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a "Street Name" customer but does not fulfill this obligation.

REGARDING THE TRUSTEE

  The Trustee under the Indenture for the Securities will be Bank One Trust Company, N.A., with whom we maintain normal banking arrangements.

  If an event of default (or an event that would be an event of default if the requirements for giving us default notice or for our default having to exist for a specific period of time were disregarded) occurs, the Trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939 with respect to the Securities. In that case, the Trustee may be required to resign as trustee and we would be required to appoint a successor trustee.

Global Securities

  What is a Global Security? A Global Security is a special type of indirectly-held Security, as described above under "`Street Name' and Other Indirect Holders". We may choose to issue some or all of the Securities in the form of Global Securities, in which case the ultimate beneficial owners can only be indirect holders. We do this by requiring that the Global Security be registered in the name of a financial institution we select and by requiring that the Securities included in the Global Security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the Global Security is called the "Depositary". Any person wishing to own a Global Security must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the Depositary. The prospectus supplement will indicate whether your series of Securities will be issued only in the form of Global Securities.

  Special Investor Considerations for Global Securities. As an indirect holder, an investor's rights relating to a Global Security will be governed by the account rules of the investor's financial institution and of the Depositary, as well as general laws relating to securities transfers.
We do not recognize this type of investor as a holder of Securities and instead deal only with the Depositary that holds the Global Security.

  An investor should be aware that if Securities are issued only in the form of Global Securities:

- The investor cannot get Securities registered in his or her own name.

- The investor cannot receive physical certificates for his or her interest in the Securities.

- The investor will be a "Street Name" holder and must look to his or her own bank or broker for payments on the Securities and protection of his or her legal rights relating to the Securities. See the discussion above 'Street Name' and Other Indirect Holders".

- The Depositary's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the Global
  Security.  We and the Trustee have no responsibility for any aspect of the Depositary's actions or for its records of ownership interests in the Global Security. We and the Trustee also do not supervise the Depositary in any way.

- The laws of some jurisdictions require that certain purchasers receive physical certificates for their interests in the securities. These laws may impair the ability to transfer beneficial interests in a Global Security.

  Special Situations When a Global Security Will Be Terminated. In a few special situations described later, a Global Security will terminate and interests in it will be exchanged for physical certificates representing Securities. After that exchange, the choice of whether to hold Securities directly or in "Street Name" will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in Securities transferred to their own name so that they will be direct holders. The rights of "Street Name" investors and direct holders in the Securities have been described above under "`Street Name' and Other Indirect Holders" and "Direct Holders" on page 9.

  The special situations for termination of a Global Security are:

- When the Depositary notifies us that it is unwilling, unable or no longer qualified to continue as Depositary.

- When an event of default on the Securities has occurred and has not been cured. (Defaults are discussed above)

  The prospectus supplement may also list additional situations for terminating a Global Security that would apply only to the particular series of Securities covered by the prospectus supplement. When a Global Security terminates, the Depositary (and not the company or the Trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

  We may sell Securities:

- to or through underwriting syndicates represented by managing underwriters;

- through one or more underwriters without a syndicate for them to offer and sell to the public;

- through dealers or agents; and

- to investors directly in negotiated sales or in competitively bid transactions.

  Any underwriter or agent involved in the offer and sale of any series of the Securities will be named in the prospectus supplement.

  The prospectus supplement for each series of Securities will describe:

- the terms of the offering of these Securities, including the name of the agent or the names of any underwriters;

- the public offering or purchase price;

- any discounts and commissions to be allowed or paid to the agent or underwriters and all other items constituting underwriting compensation;

- any discounts and commissions to be allowed or paid to dealers; and

- other specific terms of the particular Securities.

  Only the agents or underwriters named in a prospectus supplement are agents or underwriters in connection with the Securities being offered by that prospectus supplement.

  Underwriters, agents and dealers may be entitled, under agreements with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

  Underwriters to whom Securities are sold by us for public offering and sale are obliged to purchase all of those particular Securities if any are purchased. This obligation is subject to certain conditions and may be modified in the applicable prospectus supplement.

  Underwriters, dealers or agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.


  VALIDITY OF SECURITIES

  Sullivan & Cromwell, New York, New York, will pass upon the validity of the Securities for us. Simpson Thacher & Bartlett, New York, New York, will pass upon the validity of the debt securities for any underwriters or agents. On matters of local law, these firms will rely on Robert R. Winter, Esq., a Vice President of Monongahela Power Company, The Potomac Edison Company and West Penn Power Company.

EXPERTS

  The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

  The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the Securities that we have registered.

- The Annual Report on Form 10-K for the year ended December 31, 1999;

- The Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;
  and

- The Current Reports on Form 8-K filed March 6, March 7, April 27, May 24 and June 5, 2000.

  You may request a copy of these filings, excluding any filed exhibits, at no cost by writing or telephoning us at the following address or telephone number:

Allegheny Energy, Inc.
10435 Downsville Pike
Hagerstown, MD 21740-1766
Attention:     Marleen L. Brooks
       Secretary
Telephone:  (301) 665-2704

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful.




                               TABLE OF CONTENTS


                                                                Page

       About This Prospectus	                                     3
       About Allegheny Energy, Inc.	                              3
       Use of Proceeds                                            3
       Description of Securities We May Offer                     3
       Regarding the Trustee                                     10
       Plan of Distribution                                      11
       Validity of Securities                                    12
       Experts                                                   12
       Where You Can Find More Information                       12





                             ALLEGHENY ENERGY, INC.



                           Unsecured Debt Securities




                                  PROSPECTUS




                                July __, 2000

                                   PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.



                                                          Estimated
                                                           Amounts

Filing fee, Securities and Exchange Commission	           $ 79,200

Rating agency fees	                                       $ 65,000

Cost of printing and engraving	                           $ 50,000

Services of counsel	                                      $100,000

Depositary's and Trustees' fees and expenses	             $  6,500

Services of independent accountants	                      $ 25,000

Miscellaneous	                                            $ 15,300
                                                          ________
Total	                                                    $341,000


Item 15. Indemnification of Directors and Officers.

	Under Article XIII of the Articles of Incorporation of the Company,
Article VI of the By-laws of the Company, and Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, directors and officers are entitled to indemnification by the Company against liability which they may incur in their respective capacities as directors and officers under certain circumstances. Directors and Officers' Liability Insurance is carried in an amount of $85,000,000 with a $500,000 corporatIn the Purchase Agreement, each Purchaser will agree to indemnify the directors and certain officers of the company against liabilities resulting from information a Purchaser supplies for the Registration Statement.

Item 16. Exhibits.

Exhibit
Number

 1(a) Form of Standard Purchase Agreement Provisions - Securities (to be filed as an Exhibit by means of a Form 8-K).

 4(a) Form of Indenture, relating to Securities.

 4(b)	Form of Securities (filed as part of Exhibit 4(a) hereto).

 5    Opinion of Sullivan & Cromwell.

12    Statement re:  Computation of Ratios

23(a) Consent of Independent Accountants, PricewaterhouseCoopers LLP.

23(b) Consent of Sullivan & Cromwell (filed as part of Exhibit 5 hereto).

25(a) Form T-1 Statement of Eligibility under the Trust Indenture Act of
      1939 of Bank One Trust Company, N.A.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-ffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hagerstown, Maryland, on May 17, 2000.

                                ALLEGHENY ENERGY, INC.


                                By:  /s/ Thomas K. Henderson
                                Name:    Thomas K. Henderson
                                Title:   Vice-President

                           POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Thomas K. Henderson and Eileen M. Beck, and each of them, with full power to act without the others, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities on May 11, 2000.

          Signature                            Title


/s/ Alan J. Noia                Chairman, President, Chief Executive
     (Alan J. Noia)               Officer and Director
                                (Principal Executive Officer)



/s/   Michael P.Morrell         Senior Vice-President and Chief
     (Michael P. Morrell)         Financial Officer
                                (Principal Financial Officer)


/s/   Thomas J. Kloc             Vice-President and Controller
     (Thomas J. Kloc)            (Principal Accounting Officer)


/s/   Eleanor Baum               Member of the Board of Directors
     (Eleanor Baum)


/s/   William L. Bennett         Member of the Board of Directors
     (William L. Bennett)


/s/   Wendell F. Holland         Member of the Board of Directors
     (Wendell F. Holland)


/s/   Phillip E. Lint            Member of the Board of Directors
     (Phillip E. Lint)


/s/   Frank A. Metz, Jr.         Member of the Board of Directors
     (Frank A. Metz, Jr.)


/s/   Steven H. Rice             Member of the Board of Directors
     (Steven H. Rice)


/s/   Gunnar E. Sarsten          Member of the Board of Directors
     (Gunnar E. Sarsten)

                                INDEX TO EXHIBITS


Exhibit



 1(a) Form of Standard Purchase Agreement Provisions - Securities (to be filed as an exhibit by means of a Form 8-K).

 4(a)  Form of Indenture, relating to Securities.

 4(b)  Form of Securities (filed as part of Exhibit 4(a) hereto).

 5     Opinion of Sullivan & Cromwell.

12     Statement re:  Computation of Ratios

23(a)  Consent of Independent Accountants, PricewaterhouseCoopers LLP.


23(b)  Consent of Sullivan & Cromwell (filed as part of Exhibit 5 hereto).

25(a) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bank One Trust Company, N.A.


                                II-5